UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 17, 2014

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES
CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated July 17, 2014, regarding its financial results for the periods ended June 30, 2014, including consolidated financial statements for the periods ended June 30, 2014, is Attachment I of this Form 8-K.  Attachment II are the slides for IBM’s Chief Financial Officer Martin Schroeter’s second quarter earnings presentation on July 17, 2014, as well as certain reconciliation and other information (“Non-GAAP Supplemental Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr. Schroeter’s presentation. All of the information in Attachment I and II is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 17, 2014

	By:	/s/ James J. Kavanaugh

James J. Kavanaugh
Vice President and Controller

3

ATTACHMENT I

IBM REPORTS 2014 SECOND-QUARTER RESULTS

•                 Diluted EPS:

•                 GAAP: $4.12, up 42 percent;

•                 Operating (non-GAAP): $4.32, up 34 percent;

•                 Net income:

•                 GAAP: $4.1 billion, up 28 percent;

•                 Operating (non-GAAP): $4.3 billion, up 21 percent;

•                 Gross profit margin:

•                 GAAP: 49.1 percent, up 50 basis points;

•                 Operating (non-GAAP): 49.8 percent, up 10 basis points;

•                 Revenue: $24.4 billion:

•                 Down 2 percent; down 1 percent adjusting for divested customer care outsourcing business;

•                  Software, Services adjusting for divested customer care outsourcing business and Global Financing grew; Systems and Technology declined;

•                 Services backlog of $136 billion, down 1 percent adjusting for divested customer care outsourcing business;

•                 Strategic growth initiatives grew double digits:

•                 Cloud revenue up more than 50 percent year-to-date;

•                 For cloud delivered as a service, second-quarter annual run rate up nearly 100 percent to $2.8 billion year-to-year;

•                  Business analytics revenue up 7 percent year-to-date;

•                 Mobile revenue up more than 100 percent year-to-date;

•                 Security revenue up more than 20 percent year-to-date;

•                 Continue to expect full-year operating (non-GAAP) EPS of at least $18.00.

ARMONK, N.Y., July 17, 2014 . . . IBM (NYSE: IBM) today announced second-quarter 2014 diluted earnings of $4.12 per share, compared with diluted earnings of $2.91 per share in the second quarter of 2013, an increase of 42 percent.  Operating (non-GAAP) diluted earnings were $4.32 per share, compared with operating diluted earnings of $3.22 per share in the second quarter of 2013, an increase of 34 percent.

Second-quarter net income was $4.1 billion compared with $3.2 billion in the second quarter of 2013, an increase of 28 percent.  Operating (non-GAAP) net income was $4.3 billion compared with $3.6 billion in the second quarter of 2013, an increase of 21 percent.  The year-to-year results include the impact of a charge in the prior year period of $1 billion for workforce rebalancing.

Total revenues for the second quarter of 2014 of $24.4 billion were down 2 percent (down 1 percent, as reported and adjusting for currency, adjusting for the divested customer care outsourcing business) from the second quarter of 2013.

“In the second quarter, we made further progress on our transformation.  We performed well in our strategic imperatives around cloud, big data and analytics, security and mobile,” said Ginni Rometty, IBM chairman, president and chief executive officer.  “We will continue to extend and leverage our unique strengths to address the emerging trends in enterprise IT and transform our business, positioning ourselves for growth over the long term.”

Second-Quarter GAAP — Operating (non-GAAP) Reconciliation

Second-quarter operating (non-GAAP) diluted earnings exclude $0.20 per share of charges: $0.16 per share for the amortization of purchased intangible assets and other acquisition-related charges, and $0.04 per share for non-operating retirement-related charges driven by changes to plan assets and liabilities primarily related to market performance.

Full-Year 2014 Expectations

IBM expects full-year 2014 GAAP diluted earnings per share of at least $17.00, and operating (non-GAAP) diluted earnings per share of at least $18.00.  The 2014 operating (non-GAAP) earnings expectations exclude $1.00 per share of charges for amortization of purchased intangible assets, other acquisition-related charges, and retirement-related charges.

Geographic Regions

The Americas’ second-quarter revenues were $10.6 billion, a decrease of 1 percent (up 1 percent, adjusting for currency) from the 2013 period.  Revenues from Europe/Middle East/Africa were up 1 percent at $7.9 billion (down 3 percent adjusting for currency).  Asia-Pacific revenues decreased 9 percent (down 6 percent adjusting for currency) to $5.3 billion.  OEM revenues were $433 million, down 19 percent (down 19 percent adjusting for currency) compared with the 2013 second quarter.

Growth Markets

Revenues from the company’s growth markets were down 7 percent (down 4 percent, adjusting for currency).  Revenues in the BRIC countries — Brazil, Russia, India and China — were down 2 percent (up 1 percent, adjusting for currency).

Services

Global Services segment revenues decreased 1 percent (down 1 percent, adjusting for currency) to $13.9 billion. Revenues increased 1 percent adjusting for the impact of the divested customer care outsourcing business.  Global Technology Services segment revenues decreased 1 percent (down 1 percent, adjusting for currency) to $9.4 billion.  Adjusting for the impact of the divested customer care outsourcing business, revenues were up 2 percent (up 2 percent adjusting for currency).  Global Business Services segment revenues were down 2 percent (down 2 percent, adjusting for currency) to $4.5 billion.

Pre-tax income from Global Technology Services increased 22 percent and pre-tax margin increased to 19.2 percent, including the impact of a $0.4 billion workforce rebalancing charge in the prior year.  Global Business Services pre-tax income increased 34 percent and pre-tax margin increased to 17.8 percent, including the impact of a $0.2 billion workforce rebalancing charge in the prior year.

The estimated services backlog at June 30 was $136 billion, down 1 percent adjusting for the divested customer care outsourcing business (down 3 percent adjusting for currency).

Software

Revenues from the Software segment were $6.5 billion, up 1 percent (flat adjusting for currency) compared with the second quarter of 2013.  Software pre-tax income increased 10 percent and pre-tax margin increased to 36.5 percent, including the impact of a $0.2 billion workforce rebalancing charge in the prior year.

Revenues from IBM’s key middleware products, which include WebSphere, Information Management, Tivoli, Workforce Solutions and Rational products, were $4.3 billion, up 1 percent (flat adjusting for currency) versus the second quarter of 2013.  Operating systems revenues of $530 million were down 13 percent (down 13 percent, adjusting for currency) compared with the prior-year quarter.

Financing

Global Financing segment revenues increased 4 percent (up 4 percent, adjusting for currency) in the second quarter at $504 million.  Pre-tax income for the segment increased 8 percent to $593 million.

Hardware

Revenues from the Systems and Technology segment totaled $3.3 billion for the quarter, down 11 percent (down 12 percent, adjusting for currency) from the second quarter of 2013.  Systems and Technology segment pre-tax income increased $0.2 billion, including the impact of a $0.2 billion workforce rebalancing charge in the prior year.

Total systems revenues decreased 11 percent (down 11 percent, adjusting for currency).  Revenues from System z mainframe server products, in the seventh quarter since they were announced, decreased 1 percent compared with the year-ago period.  Total delivery of System z computing power, as measured in MIPS (millions of instructions per second), was flat.  Revenues from Power Systems were down 28 percent compared with the 2013 period.  Revenues from System x were down 3 percent.  Revenues from System Storage decreased 12 percent and within this business area, flash storage grew more than 100 percent.  Revenues from Microelectronics OEM decreased 18 percent.

Gross Profit

The company’s total gross profit margin was 49.1 percent in the 2014 second quarter compared with 48.7 percent in the 2013 second-quarter period.  Total operating (non-GAAP) gross profit margin was 49.8 percent in the 2014 second quarter compared with 49.7 percent in the 2013 second-quarter period, with increases in Global Technology Services and Global Financing.

Expense

Total expense and other income decreased to $6.8 billion or 15 percent, including a gain of $121 million from the divestiture of the customer care outsourcing business and the impact of a $1.0 billion workforce rebalancing charge in the prior year period.  S,G&A expense of $5.6 billion decreased 16 percent year over year.  R,D&E expense of $1.5 billion decreased 6 percent compared with the year-ago period, and was 6 percent of revenue, consistent with the second-quarter of 2013.  Intellectual property and custom development income decreased to $191 million compared with $247 million a year ago.  Other (income) and expense was income of $201 million compared with prior-year income of $91 million.  Interest expense increased to $136 million compared with $98 million in the prior year.

Total operating (non-GAAP) expense and other income decreased 14 percent to $6.7 billion compared with the prior-year period, including the impact of a $1.0 billion workforce rebalancing charge in the prior year period.  Operating (non-GAAP) S,G&A expense decreased 16 percent to $5.5 billion compared with the prior-year period.  Operating (non-GAAP) R,D&E expense of $1.5 billion was down 4 percent compared with the year-ago period.

Pre-Tax Income

Pre-tax income increased 25 percent to $5.2 billion and pre-tax margin of 21.2 percent was up 4.6 points compared with the prior-year period.  Operating (non-GAAP) pre-tax income increased 18 percent to $5.4 billion and pre-tax margin was 22.3 percent, up 3.9 points.

***

IBM’s tax rate was 20.0 percent, down 2.1 points year over year; operating (non-GAAP) tax rate was 20.0 percent, down 2.0 points compared to the year-ago period.

Net income margin increased 4.0 points to 17.0 percent.  Total operating (non-GAAP) net income margin increased 3.5 points to 17.8 percent.

The weighted-average number of diluted common shares outstanding in the second-quarter 2014 was 1.01 billion compared with 1.11 billion shares in the same period of 2013.  As of June 30, 2014, there were 998 million basic common shares outstanding.

Debt, including Global Financing, totaled $46.5 billion, compared with $39.7 billion at year-end 2013.  From a management segment view, Global Financing debt totaled $29.4 billion versus $27.5 billion at year-end 2013, resulting in a debt-to-equity ratio of 7.1 to 1.  Non-global financing debt totaled $17.1 billion, an increase of $4.9 billion since year-end 2013, resulting in a debt-to-capitalization ratio of 56.1, essentially flat quarter-to-quarter and higher than the ratio at year-end 2013.

IBM ended the second-quarter 2014 with $9.7 billion of cash on hand and generated free cash flow of $3.0 billion, excluding Global Financing receivables, up $0.3 billion year over year.  The company returned $4.8 billion to shareholders through $1.1 billion in dividends and $3.7 billion of gross share repurchases.

Year-To-Date 2014 Results

Net income for the six months ended June 30, 2014 was $6.5 billion compared with $6.3 billion in the year-ago period, an increase of 4 percent.  Diluted earnings per share were $6.37 compared with $5.60 per diluted share for the 2013 period, an increase of 14 percent.  Revenues for the six-month period totaled $46.8 billion, a decrease of 3 percent (down 2 percent, adjusting for currency) compared with $48.3 billion for the first six months of 2013.

Operating (non-GAAP) net income for the six months ended June 30, 2014 was $7.0 billion, flat year to year.  Operating (non-GAAP) diluted earnings per share were $6.82 compared with $6.23 per diluted share for the 2013 period, an increase of 9.5 percent.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and client spending budgets; the company’s failure to meet growth and productivity objectives, a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; cybersecurity and privacy considerations; fluctuations in financial results, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key personnel and its reliance on critical skills; impacts of relationships with critical suppliers and business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels; the company’s ability to successfully manage acquisitions, alliances and dispositions; risks from legal proceedings; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results and expectations —

•                  presenting operating (non-GAAP) earnings per share amounts and related income statement items;

•                  presenting non-global financing debt-to-capitalization ratio;

•                  adjusting for free cash flow;

•                  adjusting for currency (i.e., at constant currency);

•                  adjusting for the divestiture of the customer care outsourcing business.

The rationale for management’s use of non-GAAP measures is included as part of the supplemental materials presented within the second-quarter earnings materials.  These materials are available via a link on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplemental Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EDT, today.  The Webcast may be accessed via a link at

http://www.ibm.com/investor/events/earnings/2q14.html.  Presentation charts will be available shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			Percent			Percent
	2014	2013	Change	2014	2013	Change

REVENUE
Global Technology Services	$9,414	$9,536	-1.3%	$18,744	$19,140	-2.1%
Gross profit margin	38.4%	37.8%		38.2%	37.3%

Global Business Services	4,534	4,606	-1.6%	9,017	9,091	-0.8%
Gross profit margin	30.0%	31.2%		30.0%	29.9%

Software	6,488	6,423	1.0%	12,149	11,995	1.3%
Gross profit margin	88.8%	88.8%		88.2%	88.1%

Systems and Technology	3,331	3,758	-11.4%	5,722	6,864	-16.6%
Gross profit margin	33.9%	36.7%		31.0%	34.7%

Global Financing	504	487	3.5%	1,016	985	3.1%
Gross profit margin	54.8%	46.3%		50.4%	46.0%

Other	93	115	-19.1%	200	257	-22.0%
Gross profit margin	-179.7%	-190.5%		-171.1%	-172.8%

TOTAL REVENUE	24,364	24,924	-2.2%	46,848	48,332	-3.1%

GROSS PROFIT	11,975	12,132	-1.3%	22,518	22,810	-1.3%
Gross margin	49.1%	48.7%		48.1%	47.2%

EXPENSE AND OTHER INCOME

S,G&A	5,603	6,680	-16.1%	11,892	12,257	-3.0%
Expense to revenue	23.0%	26.8%		25.4%	25.4%

R,D&E	1,457	1,548	-5.9%	2,958	3,193	-7.3%
Expense to revenue	6.0%	6.2%		6.3%	6.6%

Intellectual property and custom development income	(191)	(247)	-22.7%	(398)	(430)	-7.5%

Other (income) and expense	(201)	(91)	120.7%	(326)	(151)	115.7%

Interest expense	136	98	38.3%	240	192	25.3%

TOTAL EXPENSE AND OTHER INCOME	6,804	7,988	-14.8%	14,367	15,060	-4.6%
Expense to revenue	27.9%	32.0%		30.7%	31.2%

INCOME BEFORE INCOME TAXES	5,171	4,144	24.8%	8,151	7,750	5.2%
Pre-tax margin	21.2%	16.6%		17.4%	16.0%

Provision for income taxes	1,034	918	12.7%	1,630	1,492	9.3%
Effective tax rate	20.0%	22.1%		20.0%	19.2%

NET INCOME	$4,137	$3,226	28.2%	$6,521	$6,258	4.2%

Net income margin	17.0%	12.9%		13.9%	12.9%

EARNINGS PER SHARE OF COMMON STOCK:
ASSUMING DILUTION	$4.12	$2.91	41.6%	$6.37	$5.60	13.8%
BASIC	$4.14	$2.93	41.3%	$6.41	$5.65	13.5%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s):
ASSUMING DILUTION	1,005.1	1,109.4		1,023.5	1,116.7
BASIC	999.6	1,100.9		1,017.4	1,107.3

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited)

	At	At
	June 30,	December 31,
(Dollars in Millions)	2014	2013
ASSETS:

Current Assets:
Cash and cash equivalents	$9,715	$10,716
Marketable securities	5	350
Notes and accounts receivable - trade (net of allowances of $294 in 2014 and $291 in 2013)	9,902	10,465
Short-term financing receivables (net of allowances of $404 in 2014 and $308 in 2013)	18,620	19,787
Other accounts receivable (net of allowances of $45 in 2014 and $36 in 2013)	1,555	1,584
Inventories, at lower of average cost or market:
Finished goods	449	444
Work in process and raw materials	1,889	1,866
Total inventories	2,338	2,310
Deferred taxes	1,783	1,651
Prepaid expenses and other current assets	4,263	4,488
Total Current Assets	48,182	51,350

Property, plant and equipment	40,936	40,475
Less: Accumulated depreciation	27,188	26,654
Property, plant and equipment - net	13,748	13,821
Long-term financing receivables (net of allowances of $68 in 2014 and $80 in 2013)	12,140	12,755
Prepaid pension assets	6,894	5,551
Deferred taxes	2,828	3,051
Goodwill	31,568	31,184
Intangible assets - net	3,585	3,871
Investments and sundry assets	5,369	4,639
Total Assets	$124,314	$126,223

LIABILITIES:

Current Liabilities:
Taxes	$2,335	$4,633
Short-term debt	12,462	6,862
Accounts payable	6,271	7,461
Compensation and benefits	4,037	3,893
Deferred income	12,591	12,557
Other accrued expenses and liabilities	4,737	4,748
Total Current Liabilities	42,433	40,154

Long-term debt	34,008	32,856
Retirement and nonpension postretirement benefit obligations	15,984	16,242
Deferred income	4,152	4,108
Other liabilities	10,224	9,934
Total Liabilities	106,801	103,294

EQUITY:

IBM Stockholders’ Equity:
Common stock	52,163	51,594
Retained earnings	134,483	130,042
Treasury stock — at cost	(148,900)	(137,242)
Accumulated other comprehensive income/(loss)	(20,369)	(21,602)
Total IBM stockholders’ equity	17,377	22,792

Noncontrolling interests	136	137
Total Equity	17,513	22,929
Total Liabilities and Equity	$124,314	$126,223

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in Millions)	2014	2013	2014	2013

Net Cash from Operating Activities per GAAP:	$3,579	$3,175	$6,905	$7,197
Less: the change in Global Financing (GF) Receivables	(304)	(450)	1,503	1,147

Net Cash from Operating Activities (Excluding GF Receivables)	3,883	3,625	5,402	6,051

Capital Expenditures, Net	(909)	(939)	(1,796)	(1,668)

Free Cash Flow (Excluding GF Receivables)	2,975	2,686	3,606	4,382

Acquisitions	(339)	(121)	(603)	(179)
Divestitures	17	2	408	12
Dividends	(1,096)	(1,048)	(2,086)	(1,996)
Share Repurchase	(3,662)	(3,552)	(11,828)	(6,145)
Non-GF Debt	1,385	922	5,019	205
Other (includes GF Receivables, and GF Debt)	738	(524)	4,140	2,949

Change in Cash, Cash Equivalents and Short-term Marketable Securities	$17	$(1,635)	$(1,345)	$(772)

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	SECOND-QUARTER 2014
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin

SEGMENTS

Global Technology Services	$9,414	$247	$9,661	$1,850	19.2%
Y-T-Y change	-1.3%	-15.4%	-1.7%	22.2%

Global Business Services	4,534	140	4,674	832	17.8%
Y-T-Y change	-1.6%	-25.6%	-2.5%	33.7%

Software	6,488	857	7,345	2,683	36.5%
Y-T-Y change	1.0%	16.1%	2.6%	9.8%

Systems and Technology	3,331	190	3,521	25	0.7%
Y-T-Y change	-11.4%	40.9%	-9.5%	117.9%

Global Financing	504	685	1,189	593	49.8%
Y-T-Y change	3.5%	19.2%	12.0%	7.7%

TOTAL REPORTABLE SEGMENTS	$24,271	$2,119	$26,390	$5,983	22.7%
Y-T-Y change	-2.2%	9.9%	-1.3%	19.9%

Eliminations / Other	93	(2,119)	(2,026)	(812)

TOTAL IBM CONSOLIDATED	$24,364	$0	$24,364	$5,171	21.2%
Y-T-Y change	-2.2%		-2.2%	24.8%

	SECOND-QUARTER 2013
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin

SEGMENTS

Global Technology Services	$9,536	$292	$9,828	$1,514	15.4%

Global Business Services	4,606	188	4,795	623	13.0%

Software	6,423	738	7,161	2,443	34.1%

Systems and Technology	3,758	135	3,893	(141)	-3.6%

Global Financing	487	575	1,061	550	51.8%

TOTAL REPORTABLE SEGMENTS	$24,809	$1,928	$26,737	$4,989	18.7%

Eliminations / Other	115	(1,928)	(1,813)	(846)

TOTAL IBM CONSOLIDATED	$24,924	$0	$24,924	$4,144	16.6%

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	SIX-MONTHS 2014
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin
SEGMENTS

Global Technology Services	$18,744	$488	$19,232	$3,196	16.6%
Y-T-Y change	-2.1%	-9.7%	-2.3%	3.1%

Global Business Services	9,017	281	9,298	1,461	15.7%
Y-T-Y change	-0.8%	-23.7%	-1.7%	10.2%

Software	12,149	1,789	13,939	4,601	33.0%
Y-T-Y change	1.3%	14.1%	2.8%	3.2%

Systems and Technology	5,722	358	6,080	(635)	-10.4%
Y-T-Y change	-16.6%	40.7%	-14.6%	-16.3%

Global Financing	1,016	1,303	2,318	1,188	51.3%
Y-T-Y change	3.1%	16.7%	10.3%	9.2%

TOTAL REPORTABLE SEGMENTS	$46,648	$4,218	$50,866	$9,812	19.3%
Y-T-Y change	-3.0%	9.7%	-2.0%	4.1%

Eliminations / Other	200	(4,218)	(4,018)	(1,660)

TOTAL IBM CONSOLIDATED	$46,848	$0	$46,848	$8,151	17.4%
Y-T-Y change	-3.1%		-3.1%	5.2%

	SIX-MONTHS 2013
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin
SEGMENTS

Global Technology Services	$19,140	$540	$19,680	$3,099	15.7%

Global Business Services	9,091	368	9,459	1,326	14.0%

Software	11,995	1,569	13,563	4,457	32.9%

Systems and Technology	6,864	255	7,118	(546)	-7.7%

Global Financing	985	1,116	2,101	1,088	51.8%

TOTAL REPORTABLE SEGMENTS	$48,075	$3,847	$51,922	$9,425	18.2%

Eliminations / Other	257	(3,847)	(3,590)	(1,675)

TOTAL IBM CONSOLIDATED	$48,332	$0	$48,332	$7,750	16.0%

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	SECOND-QUARTER 2014
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$11,975	$105		$45		$12,126

Gross Profit Margin	49.1%	0.4	Pts	0.2	Pts	49.8%

S,G&A	5,603	(98)		(27)		5,478

R,D&E	1,457	0		20		1,477

Other (Income) & Expense	(201)	0		0		(201)

Total Expense & Other (Income)	6,804	(98)		(7)		6,699

Pre-Tax Income	5,171	203		52		5,427

Pre-Tax Income Margin	21.2%	0.8	Pts	0.2	Pts	22.3%

Provision for Income Taxes***	1,034	41		10		1,085

Effective Tax Rate	20.0%	0.0	Pts	0.0	Pts	20.0%

Net Income	4,137	163		42		4,341

Net Income Margin	17.0%	0.7	Pts	0.2	Pts	17.8%

Diluted Earnings Per Share	$4.12	$0.16		$0.04		$4.32

	SECOND-QUARTER 2013
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$12,132	$91		$156		$12,379

Gross Profit Margin	48.7%	0.4	Pts	0.6	Pts	49.7%

S,G&A	6,680	(91)		(93)		6,496

R,D&E	1,548	0		(13)		1,535

Other (Income) & Expense	(91)	0		0		(91)

Total Expense & Other (Income)	7,988	(91)		(106)		7,791

Pre-Tax Income	4,144	182		262		4,588

Pre-Tax Income Margin	16.6%	0.7	Pts	1.1	Pts	18.4%

Provision for Income Taxes***	918	9		82		1,009

Effective Tax Rate	22.1%	-0.7	Pts	0.6	Pts	22.0%

Net Income	3,226	173		180		3,579

Net Income Margin	12.9%	0.7	Pts	0.7	Pts	14.4%

Diluted Earnings Per Share	$2.91	$0.15		$0.16		$3.22

*  Includes amortization of acquired intangible assets and other acquisition-related charges.

**  Includes retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

***  Tax impact on operating (non-GAAP) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	SIX-MONTHS 2014
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$22,518	$209		$98		$22,825

Gross Profit Margin	48.1%	0.4	Pts	0.2	Pts	48.7%

S,G&A	11,892	(196)		(114)		11,583

R,D&E	2,958	0		37		2,995

Other (Income) & Expense	(326)	0		0		(326)

Total Expense & Other (Income)	14,367	(196)		(77)		14,094

Pre-Tax Income	8,151	405		175		8,731

Pre-Tax Income Margin	17.4%	0.9	Pts	0.4	Pts	18.6%

Provision for Income Taxes***	1,630	81		35		1,746

Effective Tax Rate	20.0%	0.0	Pts	0.0	Pts	20.0%

Net Income	6,521	324		140		6,985

Net Income Margin	13.9%	0.7	Pts	0.3	Pts	14.9%

Diluted Earnings Per Share	$6.37	$0.31		$0.14		$6.82

	SIX-MONTHS 2013
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$22,810	$186		$320		$23,316

Gross Profit Margin	47.2%	0.4	Pts	0.7	Pts	48.2%

S,G&A	12,257	(183)		(197)		11,878

R,D&E	3,193	0		(29)		3,163

Other (Income) & Expense	(151)	(7)		0		(158)

Total Expense & Other (Income)	15,060	(190)		(226)		14,644

Pre-Tax Income	7,750	376		546		8,672

Pre-Tax Income Margin	16.0%	0.8	Pts	1.1	Pts	17.9%

Provision for Income Taxes***	1,492	63		162		1,717

Effective Tax Rate	19.2%	-0.1	Pts	0.7	Pts	19.8%

Net Income	6,258	313		384		6,955

Net Income Margin	12.9%	0.6	Pts	0.8	Pts	14.4%

Diluted Earnings Per Share	$5.60	$0.28		$0.35		$6.23

*  Includes amortization of acquired intangible assets and other acquisition-related charges.

**  Includes retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

***  Tax impact on operating (non-GAAP) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

Contact:     IBM

Mike Fay, 914-525-8476

mikefay@us.ibm.com

John Bukovinsky, 732-618-3531

jbuko@us.ibm.com

ATTACHMENT II

2Q 2014 Earnings Presentation July 17, 2014

2 Forward Looking Statements and Non-GAAP Information Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company's current assumptions regarding future business and financial performance. Those statements by their nature address matters that are uncertain to different degrees. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. Any forward-looking statement made during this presentation speaks only as of the date on which it is made. The company assumes no obligation to update or revise any forward-looking statements. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together. In an effort to provide additional and useful information regarding the company’s financial results and other financial information as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, certain non-GAAP information including "operating earnings" and other "operating" financial measures. The rationale for management’s use of this non-GAAP information, the reconciliation of that information to GAAP, and other related information are included in supplemental materials entitled “Non-GAAP Supplemental Materials” that are posted on the Company’s investor relations web site at http://www.ibm.com/investor/events/earnings/2q14.html The Non-GAAP Supplemental Materials are also included as Attachment II to the Company’s Form 8-K dated July 17, 2014.

3 2Q 2014 Overview 2Q14 $ Yr/Yr Revenue $24.4 (2%) @CC excl. Cust. Care BPO (1%) Operating (Non-GAAP) EPS $4.32 34% 2Q and 1H results reflect portfolio dynamics: Strategic imperatives deliver double-digit revenue growth Core franchises stable Some high value transactional businesses impacted by secular shifts Divested customer care business Continuing investment aligned with strategic shifts of Data, Cloud, Engagement Expanded margins; yr/yr profit metrics reflect charge in prior year Continuing returns to shareholders Continuing shift to growth and high value

4 Key Financial Metrics – 2Q 2014 P&L Ratios (Operating) 2Q14 B/(W) Yr/Yr GP Margin 49.8% 0.1 pts PTI Margin 22.3% 3.9 pts Tax Rate 20.0% 2.0 pts NI Margin 17.8% 3.5 pts Cash Highlights 2Q14 Last 12 Mos. Free Cash Flow (excl GF Receivables) $3.0 $14.2 Share Repurchase (Gross) 3.7 19.5 Dividends 1.1 4.1 Cash Balance @ June 30 9.7 $ in Billions, except EPS Yr/Yr PTI and NI profit metrics reflect Workforce Rebalancing pre-tax charge of $1B in 2Q13 P&L Highlights 2Q14 B/(W) Yr/Yr Revenue $24.4 (2%) @CC (3%) @CC excl. Cust. Care (1%) PTI – Operating $5.4 18% NI – Operating $4.3 21% EPS – Operating $4.32 34%

5 Key Financial Metrics – 1H 2014 P&L Ratios (Operating) 1H14 B/(W) Yr/Yr GP Margin 48.7% 0.5 pts PTI Margin 18.6% 0.7 pts Tax Rate 20.0% (0.2 pts) NI Margin 14.9% 0.5 pts Cash Highlights 1H14 Free Cash Flow (excl GF Receivables) $3.6 Share Repurchase (Gross) 11.8 Dividends 2.1 Cash Balance @ June 30 9.7 $ in Billions, except EPS P&L Highlights 1H14 B/(W) Yr/Yr Revenue $46.8 (3%) @CC excl. Cust. Care (1%) PTI – Operating $8.7 1% NI – Operating $7.0 Flat EPS – Operating $6.82 9%

6 Revenue by Geography 2Q14 B/(W) Yr/Yr Rptd @CC Americas $10.6 (1%) 1% Europe/ME/A 7.9 1% (3%) Asia Pacific 5.3 (9%) (6%) Total Geographies $23.9 (2%) (2%) IBM excl. Cust. Care BPO $24.4 (2%) (1%) (3%) (1%) Major Markets Flat (1%) Growth Markets (7%) (4%) BRIC Countries (2%) 1% $ in Billions AP ex. Japan U.S. -1% EMEA Canada/ LA Japan +2% @CC OEM -19%

7 Revenue and Gross Profit Margin by Segment 2Q14 B/(W) Yr/Yr Rptd @CC 2Q14 B/(W) Yr/Yr Pts Global Technology Services excl. Cust. Care BPO $9.4 (1%) 2% (1%) 2% 38.4% 0.6 pts Global Business Services 4.5 (2%) (2%) 30.0% (1.2 pts) Software 6.5 1% Flat 88.8% 0.0 pts Systems & Technology 3.3 (11%) (12%) 33.9% (2.8 pts) Global Financing 0.5 4% 4% 54.8% 8.5 pts Total Revenue & Op. GP Margin $24.4 (2%) (3%) 49.8% 0.1 pts excl. Cust. Care BPO (1%) (1%) $ in Billions Operating Gross Profit Margin Revenue

8 Expense Summary 2Q14 B/(W) Yr/Yr Currency Acq.* Base SG&A – Operating $5.5 16%** 0 pts (2 pts) 17 pts RD&E – Operating 1.5 4% 0 pts (2 pts) 6 pts IP and Development Income (0.2) (23%) Other (Income)/Expense (0.2) 120% Interest Expense 0.1 (38%) Operating Expense & Other Income $6.7 14%** (1 pts) (2 pts) 17 pts $ in Billions B/(W) Yr/Yr Drivers * Includes acquisitions made in the last twelve months, net of non-operating acquisition-related charges ** Yr/Yr reflects Workforce Rebalancing charge of $1.0B in 2Q13

9 B/(W) Yr/Yr 2Q14 Rptd @CC Revenue (External) $9.4 (1%) (1%) excl. Cust. Care BPO 2% 2% Gross Margin (External) 38.4% 0.6 pts PTI Margin 19.2% 3.7 pts* Services Segments Global Technology Services (GTS) Global Business Services (GBS) Growth in total Services revenue, excluding divested business 2Q14 Revenue (% of Total Services) $ in Billions B/(W) Yr/Yr 2Q14 Rptd @CC Revenue (External) $4.5 (2%) (2%) Gross Margin (External) 30.0% (1.2 pts) PTI Margin 17.8% 4.8 pts* $ in Billions Yr/Yr GTS 2Q14 Revenue Rptd @CC GTS Outsourcing (4%) (4%) excl. Cust. Care BPO 2% 2% Integrated Technology Services 5% 5% Maintenance (1%) (1%) GBS 2Q14 Revenue GBS Outsourcing (9%) (9%) Consulting & Systems Integration 1% Flat 2Q14 Backlog adj. for Cust. Care BPO $136B (1%) (3%) GTS Outsourcing 38% GBS C&SI 26% Maint. 12% ITS 17% GBS Outsourcing 7% * GTS yr/yr reflects Workforce Rebalancing charge in 2Q13 * GBS yr/yr reflects Workforce Rebalancing charge in 2Q13

10 Software Segment B/(W) Yr/Yr 2Q14 Rptd @CC Revenue (External) $6.5 1% Flat Gross Margin (External) 88.8% 0.0 pts PTI Margin 36.5% 2.4 pts* 2Q14 Revenue Yr/Yr Rptd @CC WebSphere 5% 5% Information Management (1%) (2%) Tivoli 4% 3% Workforce Solutions (7%) (8%) Rational (9%) (10%) Key Branded Middleware 1% Flat Total Middleware 3% 3% Total Software 1% Flat 2Q14 Revenue (% of Total Software) Key Branded Middleware 67% Operating Systems 8% Other Middleware 18% Other 7% $ in Billions Growth in Middleware; strength in strategic imperatives * Yr/Yr reflects Workforce Rebalancing charge in 2Q13

11 Systems & Technology Segment B/(W) Yr/Yr 2Q14 Rptd @CC Revenue (External) $3.3 (11%) (12%) Gross Margin (External) 33.9% (2.8 pts) PTI Margin 0.7% 4.3 pts* $ in Billions 2Q14 Revenue (% of Total Sys & Tech) Significant sequential improvement; on track to stabilize full year profit Servers 68% Storage 21% Micro OEM 11% * Yr/Yr reflects Workforce Rebalancing charge in 2Q13 2Q14 Revenue Yr/Yr Rptd @CC System z (1%) (1%) Power Systems (28%) (29%) System x (3%) (3%) Storage (12%) (13%) Total Systems (11%) (11%) Microelectronics OEM (18%) (18%) Total Systems & Technology (11%) (12%)

12 Cash Flow Analysis 2Q14 B/(W) Yr/Yr YTD 2Q14 B/(W) Yr/Yr Net Cash from Operations $3.6 $0.4 $6.9 ($0.3) Less: Global Financing Receivables (0.3) 0.1 1.5 0.4 Net Cash from Operations (excluding GF Receivables) 3.9 0.3 5.4 (0.6) Net Capital Expenditures (0.9) 0.0 (1.8) (0.1) Free Cash Flow (excluding GF Receivables) 3.0 0.3 3.6 (0.8) Acquisitions (0.3) (0.2) (0.6) (0.4) Divestitures 0.0 0.0 0.4 0.4 Dividends (1.1) 0.0 (2.1) (0.1) Share Repurchases (Gross) (3.7) (0.1) (11.8) (5.7) Non-GF Debt 1.4 0.5 5.0 4.8 Other (includes GF A/R & GF Debt) 0.7 1.3 4.1 1.2 Change in Cash & Marketable Securities $0.0 $1.7 ($1.3) ($0.6) $ in Billions

13 June 13 Dec. 13 June 14 Cash & Marketable Securities $10.4 $11.1 $9.7 Non-GF Assets* 70.1 76.5 77.3 Global Financing Assets 34.7 38.7 37.3 Total Assets 115.2 126.2 124.3 Other Liabilities 63.1 63.6 60.3 Non-GF Debt* 9.3 12.2 17.1 Global Financing Debt 24.9 27.5 29.4 Total Debt 34.1 39.7 46.5 Total Liabilities 97.3 103.3 106.8 Equity 17.9 22.9 17.5 Non-GF Debt / Capital 39% 39% 56% Global Financing Leverage 7.2 7.2 7.1 Balance Sheet Summary $ in Billions * Includes eliminations of inter-company activity

14 1H 2014 Summary 1H results reflect portfolio dynamics: Strategic imperatives deliver double-digit revenue growth Core franchises stable Some high value transactional businesses impacted by secular shifts Divested customer care business Continuing investment aligned with strategic shifts of Data, Cloud, Engagement Expanded operating margins Gross margin +50 bps, pre-tax margin +70 bps, net income margin +50 bps Continuing returns to shareholders Allocating capital and managing business for long-term Along the way, continue to expect to deliver at least $20.00 of Operating EPS in 2015 Continue to expect at least $18.00 of Operating EPS in 2014

15

16 Supplemental Materials Currency – Year/Year Comparison Supplemental Segment Information – Global Services Supplemental Segment Information – Systems & Technology, Software Global Financing Portfolio Cash Flow (FAS 95) Non-GAAP Supplemental Materials Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items, Constant Currency Cash Flow, Debt-to-Capital Ratio, Customer Care Outsourcing Business Divestiture, Workforce Rebalancing, Reconciliation of Operating Earnings Per Share GAAP to Operating (Non-GAAP) Bridge – 2Q 2014 GAAP to Operating (Non-GAAP) Bridge – 2Q 2013 GAAP to Operating (Non-GAAP) Bridge – 2Q YTD 2014 GAAP to Operating (Non-GAAP) Bridge – 2Q YTD 2013 GAAP to Operating (Non-GAAP) Bridge – 2Q 2014 and 2Q 2013 GAAP to Operating (Non-GAAP) Bridge – 2Q YTD 2014 and 2Q YTD 2013 Reconciliation of B/(W) Yr/Yr Expense Drivers – 2Q14 Reconciliation of B/(W) Yr/Yr Expense Drivers – 2Q14 Reconciliation of Debt-to-Capital Ratio Reconciliation of Free Cash Flow (excluding GF Receivables) – 12 months ended 6/30/14 Reconciliation of Revenue Growth Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding Supplemental Materials

17 Currency – Year/Year Comparison 1Q14 Yr/Yr 2Q14 Yr/Yr 7/16 Spot 3Q14 4Q14 FY14 Euro 0.73 4% 0.73 5% 0.74 2% (1%) 3% Pound 0.60 6% 0.59 9% 0.58 10% 6% 8% Yen 103 (11%) 102 (3%) 102 (3%) (1%) (5%) IBM Revenue Impact (2 pts) 0 pts ~0-1 pts ~0 pts ~0 pts 2Q14 (US$B) Yr/Yr Revenue As Reported $24.4 (2%) Currency Impact (0.1) 0 pts Revenue @CC (3%) Yr/Yr @ 7/16 Spot Quarterly Averages per US $ Supplemental Materials

18 Supplemental Segment Information – 2Q 2014 $ in Billions Backlog 2Q14 Yr/Yr @CC Total Backlog excl. Cust. Care BPO $136 (3%) (1%) (5%) (3%) Change in Backlog due to Currency Quarter-to-Quarter $1 Year-to-Year $3 Outsourcing Backlog $85 (6%) (8%) Signings 2Q14 Yr/Yr @CC Outsourcing $4.8 (46%) (46%) - GTS O/S, GBS O/S (AMS) Transactional 6.2 (17%) (17%) - ITS, Consulting & AMS SI (incl. US Federal) Total Signings $11.0 (33%) (33%) Note: Actual backlog calculated using June 30 currency spot rates Revenue Growth Yr/Yr @CC GTS Outsourcing excl. Cust. Care BPO (4%) 2% (4%) 2% Integrated Tech Services 5% 5% Maintenance (1%) (1%) Total GTS excl. Cust. Care BPO (1%) 2% (1%) 2% GBS Outsourcing (9%) (9%) GBS C&SI 1% Flat Total GBS (2%) (2%) Total Outsourcing (5%) (5%) Total Transactional 2% 2% Maintenance (1%) (1%) Global Services Revenue Global Services Backlog / Signings Supplemental Materials

19 Supplemental Segment Information – 2Q 2014 Revenue Growth Yr/Yr @CC GP% System z (1%) (1%) Power Systems (28%) (29%) System x (3%) (3%) Storage (12%) (13%) Total Systems (11%) (11%) Microelectronics OEM (18%) (18%) Total Sys & Tech (11%) (12%) Supplemental Materials Systems & Technology Software Revenue Growth Yr/Yr @CC WebSphere 5% 5% Information Management (1%) (2%) Tivoli 4% 3% Workforce Solutions (7%) (8%) Rational (9%) (10%) Key Branded Middleware 1% Flat Other Middleware 16% 15% Total Middleware 3% 3% Operating Systems (13%) (13%) Other Software/Services (8%) (8%) Total Software 1% Flat

20 20 Global Financing Portfolio 2Q14 – $30.1B Net External Receivables Supplemental Materials Non-Investment Grade 41% Investment Grade 59% 2Q14 1Q14 2Q13 Identified Loss Rate 1.1% 1.0% 0.8% Anticipated Loss Rate 0.4% 0.4% 0.4% Reserve Coverage 1.5% 1.4% 1.2% Client Days Delinquent Outstanding 3.8 3.6 3.4 Commercial A/R > 30 Days $ 30 M $ 36 M $ 67 M 19% 40% 20% 12% 7% 2% 0% 10% 20% 30% 40% 50% AAA to A- BBB+ to BBB- BB+ to BB BB- to B+ B to B- CCC+ to D

21 Cash Flow (FAS 95) QTD 2Q14 QTD 2Q13 YTD 2Q14 YTD 2Q13 Net Income from Operations $4.1 $3.2 $6.5 $6.3 Depreciation / Amortization of Intangibles 1.2 1.1 2.3 2.3 Stock-based Compensation 0.1 0.2 0.3 0.3 Working Capital / Other (1.6) (0.9) (3.7) (2.8) Global Financing A/R (0.3) (0.5) 1.5 1.1 Net Cash provided by Operating Activities 3.6 3.2 6.9 7.2 Capital Expenditures, net of payments & proceeds (0.9) (0.9) (1.8) (1.7) Divestitures, net of cash transferred 0.0 0.0 0.4 0.0 Acquisitions, net of cash acquired (0.3) (0.1) (0.6) (0.2) Marketable Securities / Other Investments, net 0.2 0.2 1.0 0.0 Net Cash used in Investing Activities (1.0) (0.9) (1.0) (1.9) Debt, net of payments & proceeds 2.4 1.0 6.6 1.4 Dividends (1.1) (1.0) (2.1) (2.0) Common Stock Repurchases (3.7) (3.6) (11.8) (6.1) Common Stock Transactions - Other 0.1 0.3 0.4 0.7 Net Cash used in Financing Activities (2.3) (3.3) (6.9) (6.0) Effect of Exchange Rate changes on Cash 0.0 0.0 0.0 (0.1) Net Change in Cash & Cash Equivalents $0.3 ($1.0) ($1.0) ($0.9) $ in Billions Supplemental Materials

22 22 Non-GAAP Supplemental Materials In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items Management presents certain financial measures excluding the effects of certain acquisition-related charges, non-operating retirement-related costs, and any related tax impacts. Management uses the term "operating" to describe this view of the company's financial results and other financial information. For acquisitions, these measures exclude the amortization of purchased intangible assets and acquisition-related charges such as in-process research and development, transaction costs, applicable restructuring and related expenses, and tax charges related to acquisition integration. For retirement-related costs, the company has characterized certain items as operating and others as non-operating. The company includes service cost, amortization of prior service cost and the cost of defined contribution plans in its operating results. Non-operating retirement-related costs include interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements, multi-employer plan costs, pension insolvency costs, and other costs. Non-operating costs primarily relate to changes in pension plan assets and liabilities which are tied to market performance, and management considers these costs to be outside the operational performance of the business. Management’s calculation of these operating measures, as presented, may differ from similarly titled measures reported by other companies. Overall, management believes that providing investors with an operating view as described above provides increased transparency and clarity into both the operational results of the business and the performance of the company’s pension plans, improves visibility to management decisions and their impacts on operational performance, enables better comparison to peer companies, and allows the company to provide a long term strategic view of the business going forward. For the 2015 earnings per share roadmap, the company is utilizing an operating view to establish its objectives and track its progress. The company’s segment financial results and performance reflect operating earnings, consistent with the company’s management and measurement system. Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Supplemental Materials

23 23 Non-GAAP Supplemental Materials Cash Flow Management uses a free cash flow measure to evaluate the company’s operating results, plan share repurchase levels, evaluate strategic investments and assess the company’s ability and need to incur and service debt. The entire free cash flow amount is not necessarily available for discretionary expenditures. The company defines free cash flow as net cash from operating activities less the change in Global Financing receivables and net capital expenditures, including the investment in software. A key objective of the Global Financing business is to generate strong returns on equity, and increasing receivables is the basis for growth. Accordingly, management considers Global Financing receivables as a profit-generating investment, not as working capital that should be minimized for efficiency. Therefore, management includes presentations of both free cash flow and cash flow from operations that exclude the effect of Global Financing receivables. Debt-to-Capital Ratio Management presents its debt-to-capital ratio excluding the Global Financing business. A financing business is managed on a leveraged basis. The company funds its Global Financing segment using a debt-to-equity ratio target of approximately 7 to 1. Given this significant leverage, the company presents a debt-to-capital ratio which excludes the Global Financing segment debt and equity because the company believes this is more representative of the company’s core business operations. Customer Care Outsourcing Business Divestiture On September 10, 2013, the company announced that it had signed a definitive agreement with SYNNEX for the sale of its worldwide customer care process outsourcing services business. Management presents certain financial results excluding the effects of the customer care outsourcing business divestiture. Management believes that presenting financial information without this item is more representative of operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful to investors. Workforce Rebalancing Management presents certain financial results excluding the effects of charges in connection with workforce rebalancing actions. Management believes that presenting financial information without this item is more representative of operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful to investors. Supplemental Materials

24 24 Non-GAAP Supplemental Materials Reconciliation of Operating Earnings Per Share IBM Operating EPS (Non-GAAP) Acquisition-Related Charges * Amortization of Purchased Intangibles Other Acquisition-Related Charges Non-Operating Retirement-Related Items IBM GAAP EPS Adjustments 2014 Expectations $17.00+ $18.00+ $0.72 $0.69 $0.03 $0.28 The above serves to reconcile the Non-GAAP financial information contained in “2Q 2014 Summary” discussion in the company’s earnings presentation. See Slide 22 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials * Includes acquisitions through June 30, 2014

25 25 Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 2Q 2014 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $11,975 $105 $45 $12,126 SG&A 5,603 (98) (27) 5,478 RD&E 1,457 0 20 1,477 Other Income & Expense (201) 0 0 (201) Total Operating Expense & Other Income 6,804 (98) (7) 6,699 Pre-Tax Income 5,171 203 52 5,427 Tax *** 1,034 41 10 1,085 Net Income 4,137 163 42 4,341 Diluted Earnings Per Share $4.12 $0.16 $0.04 $4.32 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “2Q 2014 Overview”, “Key Financial Metrics - 2Q 2014” and “Expense Summary” discussions in the company’s earnings presentation. See Slide 22 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

26 26 Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 2Q 2013 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $12,132 $91 $156 $12,379 SG&A 6,680 (91) (93) 6,496 RD&E 1,548 0 (13) 1,535 Other Income & Expense (91) 0 0 (91) Total Operating Expense & Other Income 7,988 (91) (106) 7,791 Pre-Tax Income 4,144 182 262 4,588 Tax *** 918 9 82 1,009 Net Income 3,226 173 180 3,579 Diluted Earnings Per Share $2.91 $0.15 $0.16 $3.22 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges. ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance. ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “Key Financial Metrics – 2Q 2014” and “Expense Summary” discussions in the company’s earnings presentation. See Slide 22 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

27 27 Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 2Q YTD 2014 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $22,518 $209 $98 $22,825 SG&A 11,892 (196) (114) 11, 583 RD&E 2,958 0 37 2,995 Other Income & Expense (326) 0 0 (326) Total Operating Expense & Other Income 14,367 (196) (77) 14,094 Pre-Tax Income 8,151 405 175 8,731 Tax *** 1,630 81 35 1,746 Net Income 6,521 324 140 6,985 Diluted Earnings Per Share $6.37 $0.31 $0.14 $6.82 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “Key Financial Metrics -1H 2014” discussions in the company’s earnings presentation. See Slide 22 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

28 28 Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 2Q YTD 2013 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $22,810 $186 $320 $23,316 SG&A 12,257 (183) (197) 11,878 RD&E 3,193 0 (29) 3,163 Other Income & Expense (151) (7) 0 (158) Total Operating Expense & Other Income 15,060 (190) (226) 14,644 Pre-Tax Income 7,750 376 546 8,672 Tax *** 1,492 63 162 1,717 Net Income 6,258 313 384 6,955 Diluted Earnings Per Share $5.60 $0.28 $0.35 $6.23 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges. ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance. ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “Key Financial Metrics – 1H 2014” discussions in the company’s earnings presentation. See Slide 22 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

29 29 2Q 2014 GAAP Acquisition- related Adjustments* Retirement-related Adjustments ** Operating (Non-GAAP) Gross Profit Margin 49.1% 0.4 pts 0.2 pts 49.8% PTI Margin 21.2% 0.8 pts 0.2 pts 22.3% Tax Rate *** 20.0% 0.0 pts 0.0 pts 20.0% Net Income Margin 17.0% 0.7 pts 0.2 pts 17.8% 2Q 2013 Gross Profit Margin 48.7% 0.4 pts 0.6 pts 49.7% PTI Margin 16.6% 0.7 pts 1.1 pts 18.4% Tax Rate *** 22.1% (0.7 pts) 0.6 pts 22.0% Net Income Margin 12.9% 0.7 pts 0.7 pts 14.4% * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the”Key Financial Metrics - 2Q 2014” and “1H 2014 Summary” discussions in the company’s earnings presentation. See Slide 22 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 2Q 2014 and 2Q 2013 Supplemental Materials

30 30 2Q 2014 GAAP Acquisition- related Adjustments* Retirement-related Adjustments ** Operating (Non-GAAP) Gross Profit Margin 48.1% 0.4 pts 0.2 pts 48.7% PTI Margin 17.4% 0.9 pts 0.4 pts 18.6% Tax Rate *** 20.0% 0.0 pts 0.0 pts 20.0% Net Income Margin 13.9% 0.7 pts 0.3 pts 14.9% 2Q 2013 Gross Profit Margin 47.2% 0.4 pts 0.7 pts 48.2% PTI Margin 16.0% 0.8 pts 1.1 pts 17.9% Tax Rate *** 19.2% (0.1 pts) 0.7 pts 19.8% Net Income Margin 12.9% 0.6 pts 0.8 pts 14.4% * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “Key Financial Metrics – 1H 2014” discussions in the company’s earnings presentation. See Slide 22 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 2Q YTD 2014 and 2Q YTD 2013 Supplemental Materials

31 31 GAAP Non-GAAP Adjustments Operating (Non-GAAP) SG&A Currency 0 pts 0 pts 0 pts Acquisitions (2 pts) 0 pts (2 pts) Base 18 pts (1 pts) 17 pts RD&E Currency 0 pts 0 pts 0 pts Acquisitions (2 pts) 0 pts (2 pts) Base 8 pts (2 pts) 6 pts Operating Expense & Other Income Currency (1 pts) 0 pts (1 pts) Acquisitions (2 pts) 0 pts (2 pts) Base 18 pts (1 pts) 17 pts Non-GAAP Supplemental Materials The above serves to reconcile the Non-GAAP financial information contained in the “Expense Summary” discussion in the company’s earnings presentation. See Slide 22 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials Reconciliation of B/(W) Yr/Yr Expense Drivers – 2Q14

32 32 GAAP Operating (Non-GAAP) Operating Expense & Other Income Base excluding workforce rebalancing 7 pts 5 pts Non-GAAP Supplemental Materials The above serves to reconcile the Non-GAAP financial information contained in the “Expense Summary” discussion in the company’s earnings presentation. See Slides 22-23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials Reconciliation of B/(W) Yr/Yr Expense Drivers – 2Q14

33 33 Reconciliation of Debt-to-Capital Ratio June 2014 March 2014 Dec. 2013 Non-Global Financing Debt / Capital IBM Consolidated Debt / Capital 56% 73% 55% 72% 39% 63% The above serves to reconcile the Non-GAAP financial information contained in the “Balance Sheet Summary” discussion in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplemental Materials Supplemental Materials

34 34 Non-GAAP Supplemental Materials 12 months ended 6/30/14 Net Cash from Operations $17.2 Less: Global Financing Receivables (0.9) Net Cash from Operations (excluding GF Receivables) 18.1 Net Capital Expenditures (3.9) Free Cash Flow (excluding GF Receivables) $14.2 $ in Billions Reconciliation of Free Cash Flow (excluding GF Receivables) The above serves to reconcile the Non-GAAP financial information contained in the “Key Financial Metrics – 2Q 2014” discussion in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

35 35 Non-GAAP Supplemental Materials Americas BRIC Countries Japan As Reported (2%) At Constant Currency 2% Reconciliation of Revenue Growth 2Q14 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue by Geography” discussions in the company’s earnings presentation. See Slide 22 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials 1Q14 Yr/Yr As Reported (4%) (11%) At Constant Currency (2%) (6%)

36